UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2021
Federal Home Loan Bank of Dallas
____________________________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation		000-51405	71-6013989
_____________________ (State or other jurisdiction		_____________ (Commission	______________ (I.R.S. Employer
of incorporation)		File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600
Irving,	Texas		75063-2547
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(214)	441-8500
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2021, the Federal Home Loan Bank of Dallas (the "Bank") completed its director election process for both member and independent directorships with four-year terms beginning on January 1, 2022. Three member directors and two independent directors were elected to serve on the Bank's Board of Directors. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. A description of the Bank's director election process is contained in the Bank's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2021 (the "2020 10-K").

Michael C. Hutsell was re-elected as a member director representing the state of Arkansas. Mr. Hutsell serves as a director of First Security Bank in Searcy, Arkansas and has served as a director of the Bank since January 2014. Mr. Hutsell currently serves on the Board of Directors' Audit Committee (for which he serves as Vice Chairman) and Affordable Housing and Economic Development Committee.

Albert C. Christman was re-elected as a member director representing the state of Louisiana. Mr. Christman serves as Chairman and Chief Executive Officer of Guaranty Bank & Trust Company of Delhi in Delhi, Louisiana and has served as a director of the Bank since January 2014. Currently, Mr. Christman serves on the Board of Directors' Risk Management Committee (for which he serves as Chairman); Strategic Planning, Operations and Technology Committee; and Executive and Governance Committee.

James D. Goudge was re-elected as a member director representing the state of Texas. Mr. Goudge serves as Executive Vice President of Broadway National Bank in San Antonio, Texas and has served as a director of the Bank since April 2014. Mr. Goudge currently serves on the Board of Directors' Risk Management Committee (for which he serves as Vice Chairman), Compensation and Human Resources Committee (for which he also serves as Vice Chairman) and Government and External Affairs Committee.

Dorsey L. Baskin, Jr. was elected as an independent director. Mr. Baskin is a retired partner of Grant Thornton LLP who resides in Dallas, Texas. He has served as a director of the Bank since November 2020, when his election by the Board of Directors of the Bank to fulfill the unexpired term of an independent director became effective. Mr. Baskin currently serves on the Board of Directors' Risk Management Committee and Audit Committee.

Finally, Sally I. Nelson was re-elected as an independent director. Ms. Nelson serves as Chairperson and Chief Executive Officer of Nextwave Ventures, a privately held real estate company located in Huntsville, Texas. She has served as a director of the Bank since January 2014. Ms. Nelson currently serves on the Board of Directors' Audit Committee; Strategic Planning, Operations and Technology Committee (for which she serves as Vice Chairman); and Compensation and Human Resources Committee.

For a description of the Bank's director compensation, please refer to Item 11 of the Bank's 2020 10-K.

Since January 1, 2020, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.

As a cooperative, the Bank's products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve as member directors of the Bank. The Bank's products and services are provided to such members on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank whose officers or directors do not serve as member directors of the Bank.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02, on November 9, 2021, the Bank completed its director election process for both member and independent directorships that will commence on January 1, 2022.

Member institutions may only cast votes for a nominee or abstain from voting and may not cast votes against a nominee or indicate that they are withholding votes from a nominee.

For the member directorships commencing on January 1, 2022, there were nine nominees for one member directorship representing the state of Texas, one nominee for one member directorship representing the state of Arkansas and one nominee for one member directorship representing the state of Louisiana. There were no open member directorships for the states of Mississippi or New Mexico. For the two independent directorships commencing on January 1, 2022, neither of which was a public interest directorship, there were two nominees. To be elected as a sole nominee for an independent directorship, a candidate must receive at least 20 percent of the number of votes eligible to be cast in the election.

Because Michael C. Hutsell and Albert C. Christman were the sole nominees for the member directorships representing the states of Arkansas and Louisiana, respectively, members were not requested to cast votes for those positions.

There were 472 member institutions in Texas that were eligible to cast a total of 3,237,342 votes for the member directorship representing that state, of which 124 institutions cast a total of 1,201,186 votes. James D. Goudge was elected to serve as a member director representing the state of Texas. The results of the election for the state of Texas were as follows:

Nominee	Member Institution	Number of Votes Received

James D. Goudge	Broadway National Bank	285,408
Executive Vice President	San Antonio, TX

Kendall Garrison	Amplify Credit Union	244,556
Chief Executive Officer	Austin, TX

Brett F. Seybold	USAA	216,328
Senior Vice President and Corporate Treasurer	San Antonio, TX

Peter Esmond Fisher	Prosperity Bank	131,985
Director	El Campo, TX

S. David Deanda, Jr.	Lone Star National Bank	99,727
President	Pharr, TX

Thomas E. Turner	The First State Bank	86,753
Chairman and Chief Executive Officer	Abernathy, TX

Andrew Tomalin	Advancial Federal Credit Union	59,726
Executive Vice President and Chief Financial Officer	Dallas, TX

John Andrew Marshall	FirstBank Southwest	49,975
Chief Executive Officer, President and Director	Amarillo, TX

Chirag Patel	American Bank, N.A.	26,728
Chairman of the Board	Irving, TX

There were 798 member institutions in the Bank's five-state district that were eligible to cast a total of 4,861,083 votes for each of the two independent directorships, of which 172 institutions cast a total of 1,380,291 votes for Dorsey L. Baskin, Jr. and 172 institutions cast a total of 1,388,532 votes for Sally I. Nelson. Mr. Baskin and Ms. Nelson each received more than 20 percent of the number of votes eligible to be cast in the election to fill the directorship for which he or she was nominated.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

Date:	November 15, 2021	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Executive Vice President and Chief Financial Officer